Exhibit 99.1

Rosetta Stone Inc. Reports Third Quarter 2014 Results

Delivers Adjusted EBITDA of $6.3MM;
Enterprise & Education Segment Grows 50% Reported and 10% on an Organic Basis

ARLINGTON, VA — October 29, 2014 — Rosetta Stone Inc. (NYSE:RST), a leading provider of technology-based language-learning, reading and brain fitness solutions, today announced financial results for the third quarter of 2014.

The highlights of the quarter include the following:

•	Increased total bookings by 16% to $82.1 million

•	Achieved Adjusted EBITDA of $6.3 million towards the high-end of guidance

•	Delivered organic Enterprise & Education ("E&E") growth of 10%, including:

◦	Accelerating organic E&E Language growth of 5% and

◦	E&E Literacy organic growth of 32% driven by strong new business and renewals

•	Rebound in North America Consumer from strong web channel sales

•	Finalized Kids Reading for launch in early November 2014

•	Confirming lower end of full-year 2014 Bookings and Adjusted EBITDA guidance of $315 to $325 million and $18 to $22 million, respectively.

Steve Swad, President and Chief Executive Officer, said, "In the third quarter, we once again made solid strides towards delivering on our plan for the year and progress toward our longer-term business transformation. We delivered Adjusted EBITDA near the high-end of our guidance and grew our E&E business at an organic 10% rate." Swad added, "I was pleased with the direction and the results in the third quarter including the growth in the Education & Enterprise segment and a rebound in our North America Consumer business. In the first nine months of 2014, we laid the foundation for the future by integrating our acquisitions, making enhancements to our website and developing new solutions and products that we are now rolling out. In the fourth quarter we should start to see more of the results from this work. "

Third Quarter 2014 Operational and Financial Highlights

Bookings: Total consolidated bookings increased 16% to $82.1 million from $70.7 million in the year-ago period. Bookings in the Global Enterprise & Education (“E&E”) segment increased 50% compared with a year-ago.  Organic E&E bookings increased 10% versus a year-ago, which was driven by 5% organic bookings growth from Language and 32% organic bookings from Literacy compared with the third quarter of 2013. Organic bookings growth in Language accelerated in the quarter compared with the first half of the year due to higher renewals, and the positive impact of selling a unified suite of language solutions following the acquisition of Tell Me More in early 2014. Organic Literacy bookings continued to grow at high rates due to strong acceptance in the marketplace and a high level of renewals and upsell. North America Consumer segment (“NA Consumer”) bookings increased 4% to $40.2 million from $38.6 million, representing a return to growth driven by a 21% increase in bookings from the web channel. Bookings from the retail and call center channels both continued to decline, partially offsetting the growth from web.  Bookings from Fit Brains added an incremental $1.1 million to NA Consumer.  Rest of World (“ROW”) Consumer segment bookings declined 32%, primarily reflecting the downsizing of operations in Asia in the first quarter of 2014.

US$ thousands

	Three Months Ended September 30,
	2014	2013	% change
Bookings from:
North America Consumer	$40,206	$38,629	4%
Rest of World Consumer	5,045	7,471	(32)%
Global Enterprise and Education	36,898	24,594	50%
Total	$82,149	$70,694	16%

Revenue: Total revenue increased $3.6 million or 6% to $64.5 million from $60.9 million.  E&E revenue grew 50% in the third quarter compared with a year ago, primarily driven by acquisitions. NA Consumer revenue decreased 6% to $36.4 million, primarily reflecting lower retail and call center channel performance and lower paid online learner revenue.  Fit Brains contributed $0.8 million during the quarter.  ROW Consumer revenue decreased 22% due mainly to the downsizing in Asia in the first quarter of 2014.

US$ thousands

	Three Months Ended September 30,
	2014	2013	% change
Revenue from:
North America Consumer	$36,371	$38,699	(6)%
Rest of World Consumer	5,612	7,165	(22)%
Global Enterprise and Education	22,532	15,008	50%
Total	$64,515	$60,872	6%

•
Adjusted EBITDA: Adjusted EBITDA in the third quarter was $6.3 million vs. $5.9 million a year ago.  The increase in Adjusted EBITDA compared with Q313 is due to a $1.3 million increase in total segment contribution, on an economic basis, to $29.1 million partially offset by an increase in unallocated expenses, most of which was driven by an increase in general and administrative expenses related to the acquisitions of Lexia, Tell Me More and Fit Brains. The increase in total segment contribution was driven by a $5.7 million increase in contribution from E&E to $18.6 million from $12.9 million a year ago, partially offset by a $4.3 million decrease in contribution from NA Consumer and a $0.2 million decrease in ROW Consumer. The improved contribution from E&E is predominantly due to the $12.3 million of higher E&E bookings compared with a year ago. The lower contribution from NA Consumer is mostly due to the lower bookings of $2.3 million, versus a year-ago and higher selling and marketing costs.

•
Balance Sheet and Cash Flow: Cash at the end of the quarter was $49.4 million compared with $46.8 million at 6/30/14. Deferred revenue of $110.9 million increased $17.7 million in the quarter compared with $93.2 million at 6/30/14 and increased $38.3 million compared with $72.6 million a year ago, reflecting the growth in E&E over the past year as well as an increase in consumer online learners. Over 75% of this deferred revenue balance is short term and will be recognized over the next 12 months. Free cash flow in the third quarter was $3.4 million compared with negative $2.8 million a year ago. The increase in free cash flow reflects the higher Adjusted EBITDA as well as better working capital, which was partially offset by modestly higher capital expenditures of $2.7 million this quarter vs. $2.2 million a year ago.

Guidance

The company is confirming its guidance for the full year 2014 in the below table. In addition, management believes that based on current forecasts, consolidated bookings and Adjusted EBITDA results are more likely to be nearer the lower-end of the ranges.

FY 2014 Guidance

	Amount/Range	Commentary
Consolidated Bookings	$315MM to $325MM	Mid-single digit % growth

Adjusted EBITDA	$18MM to $22MM	~5% margin

Shares outstanding	~22MM

Capital Expenditures	$10MM to $14MM	Acquisition Integrations

Long-term effective tax rate	39%

Non-GAAP Financial Measures

This press release contains several non-GAAP financial measures.

•	Bookings represent executed sales contracts received by the Company that are either recorded immediately as revenue or as deferred revenue.

•
Adjusted EBITDA is GAAP net income/(loss) plus interest income and expense, other income/expense, income tax benefit and expense, depreciation, amortization and stock-based compensation expense, goodwill impairment plus the change in deferred revenue (excluding acquired deferred revenue) less the change in deferred commissions.  In addition, Adjusted EBITDA excludes any items related to the litigation with Google Inc., restructuring and related wind down costs, severance costs and transaction and other costs associated with mergers and acquisitions as well as all adjustments related to recording the non-cash tax valuation allowance for deferred tax assets. Adjusted EBITDA for prior periods has been revised to conform to current definition.

•	Free cash flow is cash flow from operations less cash used in purchases of property and equipment.

Management believes that these non-GAAP measures of financial results provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes.  These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s board of directors.  Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software and education-technology companies, many of which present similar non-GAAP financial measures to investors.

Management typically excludes the amounts described below when evaluating the Company’s operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company’s operating performance, due to the following factors:

•
Amortization of Acquired Intangibles. Amortization costs and the related tax effects are fixed at the time of an acquisition, and then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

•
Stock-based Compensation. Although stock-based compensation is an important aspect of compensation of the Company’s employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.  In addition, the impact of shares granted under these plans is considered in the Company’s EPS calculation to the extent the shares are dilutive.

•
Bookings. Although revenue is an important aspect of measuring Company performance, the Company believes total sales bookings can be a valuable indicator of the Company’s performance.  The Company is transitioning to a greater amount of subscription sales, which results in an increasing portion of sales being recorded as deferred revenue.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP.  The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements.  In addition, they are subject to inherent limitations, because they reflect the exercise of judgments by management about which expenses and items of income are excluded from these non-GAAP financial measures and may not be calculated in the same manner as other companies’ similarly titled non-GAAP measures.

In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results.  The company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included at the end of this release.

Earnings Results Webcast

This news release and the accompanying tables should be read in conjunction with the additional content that is available on the company’s website.

In conjunction with this announcement, Rosetta Stone will host an Earnings Results webcast today at 5:00 pm eastern time (ET) during which time there will be a discussion of the results and the company’s business outlook.

The webcast will be available live on the Investor Relations page of the company’s website at http://investors.rosettastone.com.

A recorded replay of the webcast will be available on the “Investor Relations” page of the company’s web site:
http://investors.rosettastone.com after the live discussion.

About Rosetta Stone

Rosetta Stone Inc. (NYSE: RST) is dedicated to changing the way the world learns. The company's innovative technology-driven language, reading and brain fitness solutions are used by thousands of schools, businesses, government organizations and millions of individuals around the world. Founded in 1992, Rosetta Stone pioneered the use of interactive software to accelerate language learning. Today the company offers courses in 30 languages, from the most commonly spoken (such as English, Spanish and Mandarin) to the less prominent (including Swahili, Swedish and Tagalog). Since 2013, Rosetta Stone has expanded beyond language and deeper into education-technology with its acquisitions of Livemocha, Lexia Learning, Vivity Labs, and Tell Me More. Rosetta Stone is based in Arlington, VA, and has offices around the world.

Cautionary Statement Regarding Forward-Looking Statements

Certain information contained in this presentation and certain comments today constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions.  A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including demand for our language learning solutions; the advantages of our products, services, technology, brand and business model as compared to others; our strategic focus; our ability to maintain effective internal controls or to remediate material weaknesses; our cash needs and expectations regarding cash flow from operations; our product development plans; our international operations and growth plans; our plans regarding our kiosks and retail relationships; our plans regarding our Enterprise and Education business; the impact of any revisions to our pricing strategy; our ability to manage and grow our business and execute our business strategy; our financial performance; our actions to realign our cost structure and revitalizing our go-to-market strategy; our plans to transition our distribution to more online in the consumer business; our ability to expand our product offerings beyond our core adult-focused language learning solutions, including the launch of Kids reading and brain fitness; our ability to introduce successfully Lexia’s Core5 reading product to the consumer market; our ability to expand our offerings to more devices and apps, our ability to identify and successfully close and integrate additional acquisition targets; our plans with respect to and our ability to successfully integrate Lexia, Livemocha, Tell Me More and Vivity into our business; adverse trends in general economic conditions and the other factors including the “Risk Factors” more fully described in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including the Company’s annual report on Form 10-K for the year period ended December 31, 2013, which is on file with the SEC. We encourage you to review those factors before making any investment decision. You should not place undue reliance on forward-looking statements because they involve factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Today’s presentation and discussion also contains references to non-GAAP financial measures.  The full definition and reconciliation of those measures is available in our Form 8-K filed with the SEC on October 29, 2014.  Management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes.  Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends.  Our definitions of non-GAAP measures may not be comparable to the definitions used by other companies, and we encourage you to review and understand all our financial reporting before making any investment decision.

Investor Contact:	Media Contact:
Steve Somers, CFA	Jonathan Mudd
Vice President, Corporate Development & Investor Relations	Head, Global Communications
ssomers@rosettastone.com	jmudd@rosettastone.com
703-387-5876	571-357-7148

Source: Rosetta Stone Inc.

ROSETTA STONE INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	September 30, 2014	December 31, 2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$49,361	$98,825
Restricted cash	131	12,424
Accounts receivable (net of allowance for doubtful accounts of $1,452 and $1,000, respectively)	61,222	60,342
Inventory, net	6,490	6,639
Deferred sales commissions	9,821	6,079
Prepaid expenses and other current assets	6,221	6,215
Income tax receivable	735	197
Total current assets	133,981	190,721
Deferred sales commissions	4,212	1,809
Property and equipment, net	25,116	17,766
Goodwill	77,272	50,059
Intangible assets, net	36,287	29,006
Other assets	598	1,415
Total assets	$277,466	$290,776
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$12,088	$10,326
Accrued compensation	18,338	16,380
Obligations under capital lease	620	256
Other current liabilities	36,506	41,936
Deferred revenue	84,230	67,173
Total current liabilities	151,782	136,071
Deferred revenue	26,631	11,684
Deferred income taxes	10,169	9,022
Obligations under capital lease	3,400	217
Other long-term liabilities	1,391	2,539
Total liabilities	193,373	159,533
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 10,000 and 10,000 shares authorized, zero and zero shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	—	—
Non-designated common stock, $0.00005 par value, 190,000 and 190,000 shares authorized, 22,819 and 22,588 shares issued and 21,819 and 21,588 shares outstanding at September 30, 2014 and December 31, 2013, respectively	2	2
Additional paid-in capital	177,238	171,123
Accumulated loss	(81,462)	(29,292)
Accumulated other comprehensive income (loss)	(250)	845
Treasury stock, at cost, 1,000 shares at September 30, 2014 and 1,000 shares at December 31, 2013	(11,435)	(11,435)
Total stockholders' equity	84,093	131,243
Total liabilities and stockholders' equity	$277,466	$290,776

ROSETTA STONE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue:
Product	$32,392	$34,038	$92,888	$107,087
Subscription and service	32,123	26,834	89,707	79,847
Total revenue	64,515	60,872	182,595	186,934
Cost of revenue:
Cost of product revenue	7,916	7,325	23,010	21,263
Cost of subscription and service revenue	5,071	3,419	14,109	9,969
Total cost of revenue	12,987	10,744	37,119	31,232
Gross profit	51,528	50,128	145,476	155,702
Operating expenses:
Sales and marketing	43,771	34,844	120,700	104,904
Research and development	8,689	8,797	25,830	25,248
General and administrative	14,748	13,987	44,805	40,209
Goodwill impairment	—	—	2,199	—
Lease abandonment and termination	(53)	7	3,635	835
Total operating expenses	67,155	57,635	197,169	171,196
Loss from operations	(15,627)	(7,507)	(51,693)	(15,494)
Other income and (expense):
Interest income	3	21	13	105
Interest expense	(46)	(9)	(153)	(54)
Other income and (expense)	(752)	(305)	(772)	105
Total other income (expense)	(795)	(293)	(912)	156
Loss before income taxes	(16,422)	(7,800)	(52,605)	(15,338)
Income tax (benefit)	(244)	(3,631)	(435)	(3,052)
Net loss	$(16,178)	$(4,169)	$(52,170)	$(12,286)
Loss per share:
Basic	$(0.76)	$(0.19)	$(2.46)	$(0.57)
Diluted	$(0.76)	$(0.19)	$(2.46)	$(0.57)
Common shares and equivalents outstanding:
Basic weighted average shares	21,305	21,827	21,228	21,587
Diluted weighted average shares	21,305	21,827	21,228	21,587

ROSETTA STONE INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(16,178)	$(4,169)	$(52,170)	$(12,286)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	2,109	2,525	5,468	6,229
Loss on foreign currency transactions	756	—	756	—
Bad debt expense	551	455	2,023	682
Depreciation and amortization	3,335	2,409	10,229	7,005
Deferred income tax (benefit)	(652)	(3,904)	(1,116)	(4,527)
Loss on disposal of equipment	72	41	181	246
Loss on goodwill impairment	—	—	2,199	—
Net change in:
Restricted cash	(38)	(18)	(21)	(9)
Accounts receivable	(12,759)	(2,338)	93	5,672
Inventory	995	(1,058)	648	(506)
Deferred sales commissions	(1,966)	(1,928)	(5,989)	(2,072)
Prepaid expenses and other current assets	(272)	1,518	240	(1,051)
Income tax receivable	221	(420)	(431)	391
Other assets	236	(143)	973	(132)
Accounts payable	1,565	(1,986)	885	961
Accrued compensation	2,681	(2,621)	(776)	(4,180)
Other current liabilities	5,751	1,704	(6,302)	(8,092)
Other long term liabilities	787	(7)	537	329
Deferred revenue	18,854	9,353	30,517	7,606
Net cash provided by (used in) operating activities	6,048	(587)	(12,056)	(3,734)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,683)	(2,203)	(7,227)	(6,415)
Decrease in restricted cash for Vivity acquisition	—	—	12,314	—
Acquisitions, net of cash acquired	—	(17,495)	(41,687)	(25,675)
Net cash used in investing activities	(2,683)	(19,698)	(36,600)	(32,090)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the exercise of stock options	4	581	646	2,379
Repurchase of shares from exercised stock options	—	—	—	(1,040)
Proceeds from equity offering, net of issuance costs	—	(57)	—	(228)
Payments under capital lease obligations	(114)	(17)	(480)	(213)
Net cash provided by (used in) financing activities	(110)	507	166	898
Increase (decrease) in cash and cash equivalents	3,255	(19,778)	(48,490)	(34,926)
Effect of exchange rate changes in cash and cash equivalents	(733)	812	(974)	(160)
Net increase (decrease) in cash and cash equivalents	2,522	(18,966)	(49,464)	(35,086)
Cash and cash equivalents—beginning of period	46,839	132,070	98,825	148,190
Cash and cash equivalents—end of period	$49,361	$113,104	$49,361	$113,104

ROSETTA STONE INC.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
GAAP net loss	$(16,178)	$(4,169)	$(52,170)	$(12,286)
Interest (income)/expense, net	43	(12)	140	(51)
Other (income)/expense	752	305	772	(105)
Income tax (benefit)	(244)	(3,631)	(435)	(3,052)
Depreciation and amortization	3,335	2,414	10,137	6,338
Depreciation related to restructuring	—	(5)	92	667
Goodwill impairment	—	—	2,199	—
Stock-based compensation	2,109	2,525	5,468	6,229
Other EBITDA adjustments	1,098	565	9,666	5,178
Change in deferred revenue	17,635	9,822	29,799	7,198
Change in deferred commission	(2,212)	(1,928)	(6,145)	(2,072)
Adjusted EBITDA*	$6,338	$5,886	$(477)	$8,044

* Beginning Q3 2014, adjusted EBITDA is GAAP net income or loss plus interest income and expense, other income/expense, income tax benefit and expense, depreciation, amortization, goodwill impairment, and stock-based compensation expenses, plus the change in deferred revenue excluding increases in deferred revenue from acquisitions less the change in deferred commissions. Adjusted EBITDA excludes any items related to the litigation with Google Inc., restructuring and related wind down costs, severance costs, and transaction and other costs associated with mergers and acquisitions. Adjusted EBITDA for prior periods has been revised to conform to the current definition. See below for a reconciliation to the definition of EBITDA prior to Q3 2014 which excluded the impact of Other income/expense.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Adjusted EBITDA using definition beginning Q3 2014	$6,338	$5,886	$(477)	$8,044
Less: impact of Other (income)/expense	(752)	(305)	(772)	105
Adjusted EBITDA using definition prior to Q3 2014	$5,586	$5,581	$(1,249)	$8,149

ROSETTA STONE INC.
Reconciliation of Cash Provided by (Used in) Operating Activities to Free Cash Flow
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net cash provided by (used in) operating activities	$6,048	$(587)	$(12,056)	$(3,734)
Purchases of property and equipment	(2,683)	(2,203)	(7,227)	(6,415)
Free cash flow*	$3,365	$(2,790)	$(19,283)	$(10,149)

* Free cash flow is cash flow from operations less cash used in purchases of property and equipment.

Rosetta Stone Inc.
Business Metrics
(in thousands)

	Quarter-Ended					Quarter-Ended
	3/31/2013	6/30/2013	9/30/2013	12/31/2013	2013	3/31/2014	6/30/2014	9/30/2014
Net Bookings by Market

North America Consumer	41,303	39,321	38,629	52,620	171,873	36,141	34,816	40,206
Rest of World Consumer	8,310	6,879	7,471	7,300	29,960	6,817	5,018	5,045
Worldwide Consumer	49,613	46,200	46,100	59,920	201,833	42,958	39,834	45,251

Global Enterprise and Education	10,758	16,883	24,594	24,067	76,302	18,282	29,171	36,898
Total	60,371	63,083	70,694	83,987	278,135	61,240	69,005	82,149

YoY Growth (%)
North America Consumer	(1)%	5%	(9)%	(9)%	(4)%	(12)%	(11)%	4%
Rest of World Consumer	(34)%	(15)%	(29)%	(27)%	(27)%	(18)%	(27)%	(32)%
Worldwide Consumer	(9)%	2%	(13)%	(12)%	(8)%	(13)%	(14)%	(2)%

Global Enterprise and Education	(2)%	(4)%	27%	47%	18%	70%	73%	50%
Total	(8)%	—%	(2)%	—%	(2)%	1%	9%	16%

% of Total Net Bookings
North America Consumer	68%	62%	55%	63%	62%	59%	50%	49%
Rest of World Consumer	14%	11%	10%	9%	11%	11%	7%	6%
Worldwide Consumer	82%	73%	65%	72%	73%	70%	58%	55%

Global Enterprise and Education	18%	27%	35%	29%	27%	30%	42%	45%
Total	100%	100%	100%	100%	100%	100%	100%	100%

Revenue by Market

North America Consumer	41,385	39,934	38,699	53,998	174,016	36,214	32,434	36,371
Rest of World Consumer	8,570	7,478	7,165	7,207	30,420	6,669	5,467	5,612
Worldwide Consumer	49,955	47,412	45,864	61,205	204,436	42,883	37,901	41,983

Global Enterprise and Education	13,969	14,727	15,008	16,505	60,209	17,882	19,414	22,532
Total	63,924	62,139	60,872	77,710	264,645	60,765	57,315	64,515

YoY Growth (%)
North America Consumer	(4)%	8%	(3)%	2%	1%	(12)%	(19)%	(6)%
Rest of World Consumer	(30)%	(7)%	(28)%	(29)%	(24)%	(22)%	(27)%	(22)%
Worldwide Consumer	(10)%	5%	(8)%	(3)%	(4)%	(14)%	(20)%	(8)%

Global Enterprise and Education	(1)%	(7)%	4%	5%	—%	28%	32%	50%
Total	(8)%	2%	(5)%	(1)%	(3)%	(5)%	(8)%	6%

% of Total Revenue
North America Consumer	65%	64%	64%	69%	66%	60%	56%	56%
Rest of World Consumer	13%	12%	11%	9%	11%	11%	10%	9%
Worldwide Consumer	78%	76%	75%	78%	77%	71%	66%	65%

Global Enterprise and Education	22%	24%	25%	21%	23%	29%	34%	35%
Total	100%	100%	100%	100%	100%	100%	100%	100%

Prior period data has been modified where applicable to conform to current presentation for comparative purposes. Immaterial rounding differences may be present in this data in order to conform to Financial Statement totals.

	Quarter-Ended					Quarter-Ended
	3/31/2013	6/30/2013	9/30/2013	12/31/2013	2013	3/31/2014	6/30/2014	9/30/2014
Unit Metrics

Product Unit Volume (thousands)	141.8	148.6	157.7	233.5	681.6	132.6	130.4	166.4
Paid Online Learners (thousands)	80.6	85.1	88.6	94.1	94.1	100.4	108.1	129.5

YoY Growth (%)
Product Units	(1)%	15%	8%	11%	8%	(6)%	(12)%	6%
Paid Online Learners	95%	75%	54%	38%	38%	25%	27%	46%

Average Net Revenue Per Unit ($)
Average Net Revenue per Product Unit	$312	$275	$250	$234	$263	$273	$238	$211
Average Net Revenue per Online Learner (monthly)	$26	$25	$24	$23	$25	$22	$19	$16

YoY Growth (%)
Average Net Revenue per Product Unit	(15)%	(14)%	(20)%	(15)%	(16)%	(13)%	(13)%	(16)%
Average Net Revenue per Online Learner	(7)%	(6)%	(1)%	(5)%	(30)%	(15)%	(24)%	(33)%

Revenues by Geography

United States	52,791	52,163	51,013	67,485	223,451	49,410	46,637	51,592
International	11,133	9,976	9,859	10,226	41,194	11,355	10,678	12,923
Total	63,924	62,139	60,872	77,711	264,645	60,765	57,315	64,515

Revenues by Geography (as a %)
United States	83%	84%	84%	87%	82%	81%	81%	80%
International	17%	16%	16%	13%	18%	19%	19%	20%
Total	100%	100%	100%	100%	100%	100%	100%	100%

Prior period data has been modified where applicable to conform to current presentation for comparative purposes. Immaterial rounding differences may be present in this data in order to conform to Financial Statement totals.